ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of the 31st day of March, 2006, by and between PRIME OUTLETS ACQUISITION COMPANY LLC (“Assignor”) having an address at c/o The Lightstone Group LLC, 326 Third Street, Lakewood, New Jersey 08701, Attn: Angela Olsen, and LVP ST. AUGUSTINE OUTLETS LLC, a Delaware limited liability company (“Assignee”), having an address at c/o The Lightstone Group LLC, 326 Third Street, Lakewood, New Jersey 08701, Attn: Angela Olsen.

WITNESSETH:

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of November 30, 2005 (the “Purchase Agreement”), a copy of which is annexed hereto as Exhibit A, by and between Assignor, as purchaser, and ST. AUGUSTINE OUTLET WORLD, LTD. (“Seller”), as seller, Assignor did agree to purchase from Seller, and Seller did agree to sell to Assignor, the land and building commonly known as Belz Outlets at St. Augustine, more particularly described on Exhibit B annexed hereto, on the terms and subject to the conditions set forth therein; and

WHEREAS, Assignor desires to assign to Assignee all of the right and interest of Assignor under the Purchase Agreement, and to delegate to Assignee all of the obligations of Assignor under the Purchase Agreement, to the extent accruing from and after the date hereof; and

WHEREAS, Assignee desires to accept such assignment of right and interest and to assume such obligations.

NOW, THEREFORE, in consideration of TEN DOLLARS ($10) and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, each of the parties hereby agrees as follows:

1.
Assignor hereby assigns to Assignee all of the right, title and interest of Assignor in, to and under the Purchase Agreement, and hereby delegates to Assignee all of the obligations of Assignor under the Purchase Agreement, to the extent accruing from and after the date hereof.

2.
Assignee hereby accepts the assignment of all of the right, title and interest of Assignor in, to and under the Purchase Agreement and hereby assumes all of the obligations of Assignor under the Purchase Agreement, to the extent accruing from and after the date hereof and agrees to be bound by all of the terms and conditions of the Purchase Agreement.

3.
Assignee hereby affirms each of the representations and warranties made by Purchaser under the Purchase Agreement and represents and warrants that each of the representations and warranties made by Purchaser thereunder are true and correct with respect to Assignee.

4.
This Agreement and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, shall be governed and construed in accordance with the laws of the State of __________ and may not be modified or amended other than by a written agreement signed by the party to be charged therewith.

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement as of the day and year first above written.

ASSIGNOR

PRIME OUTLETS ACQUISITION COMPANY LLC

By: Lightstone Prime LLC

By: /s/ David Lichtenstein
David Lichtenstein, President

ASSIGNEE

LVP ST. AUGUSTINE OUTLETS LLC,
a Delaware limited liability company

By:  Lightstone Value Plus REIT LP, a Delaware limited
liability company, its sole member

By:  Lightstone Value Plus Real Estate Investment
Trust, Inc, a Maryland corporation, its general partner

By: /s/ David Lichtenstein
David Lichtenstein, President

EXHIBIT A

PURCHASE AGREEMENT

EXHIBIT B

LEGAL DESCRIPTION